Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NeoPharm, Inc.
Waukegan, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149078, 333-135502, 333-135501, 333-03725, 333-66365, and 333-104586) and on Form S-3 (No. 333-109340) of NeoPharm, Inc. of our report dated March 26, 2008, relating to the 2007 consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 26, 2008

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